Exhibit 10

AMENDMENT TO THE
AMERICAN ELECTRIC POWER
EXECUTIVE SEVERANCE PLAN

Pursuant to a determination of the Human Resources Committee of American Electric Power Company, Inc. (the “Committee”), adopted at its meeting held the 27th day of May, 2020, the American Electric Power Executive Severance Plan (the “Plan”), is hereby amended. The Plan was initially adopted on January 15, 2014 and last amended and restated October 24, 2016.

1.Section 2.32 of the Plan is hereby amended in its entirety to read as follows:

Section 2.32 “Tier 1 Employee” shall mean the Chief Executive Officer of the Company and such other Eligible Employees who are approved for such classification by the Committee in its sole discretion; provided that each Tier 1 Employee shall be considered to be a Tier 2 Employee for all purposes of this Plan effective commencing July 1, 2021, unless such Tier 1 Employee has agreed in writing to be classified as a Tier 2 Employee for purposes of the Plan effective beginning as of an earlier date.

2.In all other respects, the terms of the Plan are ratified and confirmed.

Signed this 17th day of June, 2021.

American Electric Power Company, Inc.

By /s/ Nicholas K. Akins
Nicholas K. Akins, Chief Executive Officer and President